Exhibit 99.1

News Release

Agency Contact:	Company Contact:
Vincent Mayeda	Douglas McCutcheon
Loomis Group	Nanometrics Incorporated
909.590.9324, 909.517.1787 fax	408.435.9600 , 408.232.5910 fax
email: mayedav@loomisgroup.com	email: dmccutcheon@nanometrics.com

Nanometrics Announces Intention to Restate Financial Statements for

Fiscal 2004 and Interim Periods of 2005

and

Preliminary Results for Third Quarter Fiscal 2005

Restatements related to Accounting for Post-Sale Services

MILPITAS, Calif., Oct. 27, 2005 — Nanometrics Incorporated (Nasdaq: NANO), a leading supplier of advanced integrated and standalone metrology equipment for the semiconductor industry, today announced that it will restate its financial statements for fiscal year 2004 and the first six months of fiscal 2005 to revise the accounting for certain post-sale warranty services. Because changes in prior period accounting will affect results of the recently completed third fiscal quarter, the results being reported today are preliminary.

The accounting issues that led to the restatement are the subject of an ongoing review of the Company’s financial statements and accounting records currently being performed by management, the audit committee and the Company’s independent registered public accounting firm. The Company’s preliminary estimate of the impact to net revenues and cost of product sales of the combined adjustments are reflected below. These revenue adjustments reflect the deferral of revenue associated with extended warranty service contracts purchased by customers at the time of equipment sale. Such deferred revenue will now be recognized ratably over the term of the service contracts in question. Adjustments to cost of product sales reflect alignment of the warranty accrual with the actual warranty periods for certain customers.

Increase (decrease)
Net Revenues

Fiscal Year 2004	($0.6-0.9 million)

First Six Months FY 2005	($0.2-0.4 million)

Cost of Product Sales	$0.0-1.0 million

(effect on prior periods to be determined)

Preliminary results for the fiscal 2005 third quarter ended October 1, 2005 reflect revenues of $14.0-$14.5 million, in line with the Company’s revenue pre-announcement of October 5, 2005; gross margin of approximately 38%; and operating expenses of $9.2 million. The cash and short term investments balance at October 1, 2005 was $46.5.

“While financial restatements are never pleasant, we believe this event is evidence of the Company’s enhanced level of financial rigor and process. After bringing this matter to the attention of our outside auditors, we have worked diligently with them to restate results for the relevant historical periods,” said Douglas McCutcheon, executive vice president and chief financial officer. The Company expects to file both restated financial reports and the fiscal 2005 third quarter report with the Securities and Exchange Commission in November 2005.

About Nanometrics: Nanometrics is a leader in the design, manufacture and marketing of high-performance process control metrology systems used in the manufacture of semiconductors, integrated circuits and flat panel displays. Nanometrics metrology systems measure various thin film properties, critical circuit dimensions and layer-to-layer circuit alignment (overlay) during various steps of the manufacturing process, enabling semiconductor and integrated circuit manufacturers to improve yields, increase productivity and lower their manufacturing costs. The Company maintains its headquarters in Milpitas, and sales and service offices worldwide. Nanometrics is traded on NASDAQ under the symbol NANO. Nanometrics’ website is: http://www.nanometrics.com. A conference call to discuss preliminary results for the third quarter of 2005 will be held on October 27, 2005 at 2:00 p.m. PT (5:00 p.m. ET). To participate in the earnings conference call, the dial-in numbers are 800-706-7741 in the United States or 617-614-3471 for international calls. The passcode is 93276456. If you are unable to participate during the live conference call, a webcast recording will be made available on the Nanometrics website.

Forward-Looking Statements: This release contains forward-looking statements including those regarding the anticipated nature, scope and timing of the Company’s restatement of its financial statements. These forward-looking statements involve risks and uncertainties which may cause actual results or timing to differ from those set forth in such forward-looking statements, including, but not limited to: additional issues may arise in connection with the ongoing review of the Company’s financial statements and accounting records by management, the audit committee and the Company’s independent registered public accounting firm that may cause additional deferral of revenue or other additional changes to the Company’s financial statements potentially including changes to financial statements for periods other than those referenced herein; if the Company’s ongoing review or the restatement causes the Company to delay the filing of its Form 10-Q for the third quarter ended October 1, 2005, the Company will not be in compliance with the rules of the Securities and Exchange Commission and Nasdaq and may be subject to potential delisting of the Company’s securities from the Nasdaq National Market and other adverse effects. Please also refer to our Form 10-K, Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission for additional information on these factors and other factors that could cause actual results to differ materially from the forward-looking statements. Nanometrics does not assume any obligation to update the forward-looking information contained in this press release.